EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date:    February 14, 2019

By:	/s/ Gilbert H. Kliman by Karen A. Wilson, Power of Attorney	INTERWEST PARTNERS VIII, LP
Name:	Gilbert H. Kliman		By: InterWest Management Partners VIII, LLC
its General Partner

By:	/s/ Arnold L. Oronsky		By: /s/ Arnold L. Oronsky
Name:	Arnold L. Oronsky

INTERWEST INVESTORS VIII, LP
		By:	InterWest Management Partners VIII, LLC
its General Partner

		By:	/s/ Arnold L. Oronsky
Managing Director

INTERWEST INVESTORS Q VIII, LP
		By:	InterWest Management Partners VIII, LLC
its General Partner

		By:	/s/ Arnold L. Oronsky
Managing Director

INTERWEST MANAGEMENT PARTNERS VIII, LLC

		By:	/s/ Arnold L. Oronsky
Managing Director